                                                                       EXHIBIT B


                                        BYLAWS

                                          OF

                               HORIZON PHARMACIES, INC.
                               A DELAWARE CORPORATION

                           (ADOPTED AS OF APRIL 27, 1998)

                                        INDEX

ARTICLE I -- OFFICES

     Section 1.1.   Registered Office. . . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.2.   Other Offices. . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II -- STOCKHOLDERS

     Section 2.1.   Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 2.2.   Special Meetings . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 2.3.   Notice of Meetings . . . . . . . . . . . . . . . . . . . . . .  1
     Section 2.4.   List of Stockholders . . . . . . . . . . . . . . . . . . . . .  2
     Section 2.5.   Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Section 2.6.   Organization . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Section 2.7.   Order of Business and Procedure. . . . . . . . . . . . . . . .  2
     Section 2.8.   Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Section 2.9.   Inspectors . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Section 2.10.  Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Section 2.11.  No Action by Consent . . . . . . . . . . . . . . . . . . . . .  4
     Section 2.12.  Advance Notice of Stockholders' Proposals. . . . . . . . . . .  4
     Section 2.13.  Presence at Meetings by Means of Communications Equipment. . .  5
     Section 2.14.  Inspectors . . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE III -- DIRECTORS

     Section 3.1.   General Powers of Board. . . . . . . . . . . . . . . . . . . .  5
     Section 3.2.   Number of Directors and Term of Office . . . . . . . . . . . .  5
     Section 3.3.   Election of Directors. . . . . . . . . . . . . . . . . . . . .  6
     Section 3.4.   Nominations of Directors . . . . . . . . . . . . . . . . . . .  6
     Section 3.5.   Chairman of the Board  . . . . . . . . . . . . . . . . . . . .  6
     Section 3.6.   Resignations . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Section 3.7.   Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Section 3.8.   Classes. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Section 3.9.   Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Section 3.10.  Regular Meetings . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.11.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.12.  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.13.  Quorum and Organization of Meetings. . . . . . . . . . . . . .  8
     Section 3.14.  Action by Unanimous Consent. . . . . . . . . . . . . . . . . .  8
     Section 3.15.  Telephonic Participation . . . . . . . . . . . . . . . . . . .  8
     Section 3.16.  Committees of Directors. . . . . . . . . . . . . . . . . . . .  8
     Section 3.17.  Minutes of Committee Meeting . . . . . . . . . . . . . . . . .  9
     Section 3.18.  Compensation of Directors. . . . . . . . . . . . . . . . . . .  9
     Section 3.19.  Books and Records. . . . . . . . . . . . . . . . . . . . . . .  9
     Section 3.20.  Report of Financial Condition. . . . . . . . . . . . . . . . .  9
     Section 3.21.  Closing of Stock Transfer Books. . . . . . . . . . . . . . . .  9


                                    B-i


ARTICLE IV -- NOTICES

     Section 4.1.   Method . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Section 4.2.   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE V -- OFFICERS

     Section 5.1.   General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 5.2.   Election . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 5.3.   Absence. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 5.4.   Chairman of the Board. . . . . . . . . . . . . . . . . . . . . 10
     Section 5.5.   President. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 5.6.   Vice Presidents. . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 5.7.   Assistant Vice Presidents. . . . . . . . . . . . . . . . . . . 11
     Section 5.8.   Treasurer. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 5.9.   Secretary. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 5.10.  Assistant Secretaries. . . . . . . . . . . . . . . . . . . . . 11
     Section 5.11.  Chief Financial Officer. . . . . . . . . . . . . . . . . . . . 11
     Section 5.12.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VI -- CAPITAL STOCK

     Section 6.1.   Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 6.2.   Facsimile Signatures . . . . . . . . . . . . . . . . . . . . . 12
     Section 6.3.   Transfer Agents and Registrars . . . . . . . . . . . . . . . . 12
     Section 6.4.   Lost Certificates. . . . . . . . . . . . . . . . . . . . . . . 12
     Section 6.5.   Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . 12
     Section 6.6.   Fixing Record Date . . . . . . . . . . . . . . . . . . . . . . 13
     Section 6.7.   Registered Stockholders. . . . . . . . . . . . . . . . . . . . 13

ARTICLE VI -- INDEMNIFICATION

     Section 7.1.   Actions Other Than By or In the Right of the Corporation . . . 13
     Section 7.2.   Actions By or In the Right of the Corporation. . . . . . . . . 13
     Section 7.3.   Determination of Right of Indemnification. . . . . . . . . . . 14
     Section 7.4.   Indemnification Against Expenses of Successful Party . . . . . 14
     Section 7.5.   Advance of Expenses. . . . . . . . . . . . . . . . . . . . . . 14
     Section 7.6.   Other Rights and Remedies. . . . . . . . . . . . . . . . . . . 14
     Section 7.7.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 7.8.   Constituent Corporations . . . . . . . . . . . . . . . . . . . 15
     Section 7.9.   Other Insurance. . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE VIII -- GENERAL PROVISIONS

     Section 8.1.   Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 8.2.   Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 8.3.   Checks . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 8.4.   Execution of Proxies . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE IX -- AMENDMENTS

                                       BYLAWS
                                         OF
                              HORIZON PHARMACIES, INC.
                           (ADOPTED AS OF APRIL 27, 1998)


                                     ARTICLE I
                                      OFFICES

     SECTION 1.1. REGISTERED OFFICE. The registered office of HORIZON Pharmacies, Inc. (the "Corporation") in the State of Delaware, shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     SECTION 1.2. OTHER OFFICES. The Corporation may also have offices at such other places both within and outside the State of Delaware as the Board of Directors may from time to time determine as the business of the Corporation may require.

                                     ARTICLE II
                                    STOCKHOLDERS

     SECTION 2.1. ANNUAL MEETING. An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

     SECTION 2.2. SPECIAL MEETINGS. Unless otherwise proscribed by law, special meetings of stockholders for any purpose or purposes may be held at such time and place either within or outside the State of Delaware as may be stated in the notice (as described herein at Section 2.3) and may be called only by a majority of the Board of Directors. The Board, from time to time, by resolution duly adopted by a majority of its members, may amend these Bylaws to authorize other persons to call such special meetings of Stockholders.

     SECTION 2.3. NOTICE OF MEETINGS. (a) Unless waived, a notice of each annual or special meeting, stating the date, hour and place and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote or entitled to notice, not more than sixty (60) days nor less than ten (10) days before the date of any such meeting, unless a different period is proscribed by law. Such notice may be delivered either personally or by mail, courier, facsimile or telegram. If mailed, such notice shall be directed to a stockholder at his or her address as the same appears on the records of the Corporation. If a meeting is adjourned to another time or place and such adjournment is for thirty (30) days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 2.4. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.5. QUORUM. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority of shares issued and outstanding of each class entitled to vote, shall be present or represented by proxy in order to constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority in voting interest of the stockholders present in person or represented by proxy, or, in the absence of a decision by the majority, any officer entitled to preside at such meeting, shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 2.6. ORGANIZATION. The Chairman of the Board, if any, or, in his absence, the Vice Chairman, if any, or, in their absence, the President, shall call to order meetings of stockholders and shall act as Chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director or officer of the Corporation to act as Chairman of any meeting in the absence of the Chairman of the Board, the Vice Chairman or the President. The Secretary of the Corporation, or, if the Secretary of the Corporation not be present, the Assistant Secretary, or if the Secretary and the Assistant Secretary not be present, any person whom the Chairman of the meeting shall appoint, shall act as Secretary of the meeting.

     SECTION 2.7. ORDER OF BUSINESS AND PROCEDURE. The order of business at all meetings of the stockholders and all matters relating to the manner of conducting the meeting shall be determined by the Chairman of the meeting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any manual of parliamentary procedure.

     SECTION 2.8. VOTING. Except for the election of directors, at any meeting duly called and held at which a quorum is present, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or these Bylaws, a greater vote is required in which case such express provision shall govern and control the decision of such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

     SECTION 2.9. INSPECTORS. The Board of Directors in advance of any stockholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting or at the meeting by the person present thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to discharge the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     SECTION 2.10. PROXIES. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period. Each proxy shall be in writing and be executed by the Stockholder. A telegram, telex, cablegram or similar transmission by the Stockholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Stockholder, shall be treated as an execution in writing for the purposes of this Section.

     Shares standing in the name of a corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name as trustee.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his or her name, if such authority is contained in an appropriate order of the court appointing the receiver.

     A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee. Thereafter, the pledgee shall be entitled to vote the shares so transferred.

     Treasury shares, shares of this Corporation's stock owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of this Corporation's own stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 2.11. NO ACTION BY CONSENT. No action that is required or permitted to be taken by stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

     SECTION 2.12. ADVANCE NOTICE OF STOCKHOLDERS' PROPOSALS. (a) At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) brought before the meeting by or at the direction of the Board of Directors; (iii) properly brought before an annual meeting by a stockholder; or (iv) if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders; properly brought before the meeting by a stockholder. For business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed by first class United States mail, postage prepaid, and received at the principal executive offices of the Corporation not less than forty (40) days prior to the meeting; provided, however, that in the event less than forty-five (45) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made, but not less than five (5) days prior to the meeting.

     (b) A stockholder's notice to submit business to a meeting of stockholders shall set forth: (i) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (iii) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (iv) any material interest of the stockholder in such business; and (v) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the meeting. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.12. The Chairman of a meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     (c) In addition to the information required above to be given by a stockholder who intends to submit business to a meeting of stockholders, if the business to be submitted is the nomination of a person or persons for election to the Board of Directors then such stockholder's notice must also set forth, as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and, if known, residence address of such person; (ii) the principal occupation or employment of such person;
(iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person; (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended; (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected; and (vi) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. Nominations other than those made by the Board of Directors or its designated committee must comply with the procedures set forth in this Section 2.12, and no person nominated by a stockholder shall be eligible for election as a director unless nominated in accordance with the terms of this Section 2.12. The
Chairman of a meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with the foregoing procedures of this Section 2.12, and, if he should so determine, he shall so declare to the meeting and the defective nomination disregarded.

     (d) Notwithstanding the foregoing provisions of this Section 2.12, a stockholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

     SECTION 2.13. PRESENCE AT MEETINGS BY MEANS OF COMMUNICATIONS EQUIPMENT. Stockholders may not participate in and hold a meeting of the Stockholders by means of conference telephone or similar communications equipment.

     SECTION 2.14 INSPECTORS. The Board of Directors in advance of any Stockholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a Stockholders' meeting may, and on the request of any Stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person present thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

                                    ARTICLE III
                                     DIRECTORS

     SECTION 3.1. GENERAL POWERS OF BOARD. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     SECTION 3.2. NUMBER OF DIRECTORS AND TERM OF OFFICE. The Board of Directors shall consist of at least seven (7) directors; provided, however, that the Board of Directors, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors within such minimum and maximum limitations. The Board of Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the terms of office of the first class to expire at the 1998 annual meeting of stockholders, the term of office of the second class to expire at the 1999 annual meeting of stockholders and the term of office of the third class to expire at the 2000 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Directors need not be stockholders nor residents of the United States or the State of Delaware.

     SECTION 3.3. ELECTION OF DIRECTORS. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve as provided herein and until his respective successor has be elected and qualified. At each meeting of the stockholders for the election of directors, the persons receiving the greatest number of votes shall be the directors.

     SECTION 3.4. NOMINATIONS OF DIRECTORS. Nomination of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders. Such nominations, if not made by the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation and comply with the provisions of Section 2.12.

     SECTION 3.5. CHAIRMAN OF THE BOARD. The Board of Directors may elect one of their members to be Chairman of the Board. The Chairman of the Board shall be subject to the control of and may be removed by the Board of Directors. If he is present, the Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 3.6. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.7. VACANCIES. In the event that any vacancy shall occur in the Board of Directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of directors, the failure of the stockholders to elect the whole authorized number of directors, or any other reason, such vacancy may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for the remainder of the full term of the class in which the vacancy occurred or until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     SECTION 3.8. CLASSES. Directors shall be at least eighteen (18) years of age and need not be residents of the State of Delaware nor Stockholders of the Corporation. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the terms of office of the first class to expire at the 1998 annual meeting of Stockholders, the term of office of the second class to expire at the 1999 annual meeting of Stockholders and the term of office of the third class to expire at the 2000 annual meeting of Stockholders. At each annual meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of Stockholders after their election.

     SECTION 3.9. REMOVAL. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. The Board may remove a director for cause upon the vote of a majority of the members of the Board (excluding the director whose removal is sought). Such removal for cause shall be effective immediately upon such Stockholder or Board action even if successors are not elected simultaneously. The vacancies on the Board caused by such action shall be filled only by election by the Stockholders; provided that the Board may not fill more than two (2) such directorships during the period between any two successive Annual Stockholders' Meetings. Stockholders holding a majority of shares then entitled to vote at an election of directors may, at any time terminate the term of office of all or any of the directors for cause only by a vote at any Annual Stockholders' Meeting or any Special Stockholders'
Meeting called for that purpose. The Board may remove a director for cause upon the vote of a majority of the members of the Board (excluding the director whose removal is sought). Such removal for cause shall be effective immediately upon such Stockholder or Board of Director action even if successors are not elected simultaneously. The vacancies on the Board caused by such action shall be filled only by election by the Stockholders.

     Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series; and any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

     SECTION 3.10. REGULAR MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. After such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

     SECTION 3.11. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or by any two (2) or more directors then in office and shall be held at such time and place as shall be designated in the notice of the meeting.

     SECTION 3.12. NOTICE. Notice of each special meeting or, where required, each regular meeting, of the Board of Directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being telegraphed, faxed or given personally or by telephone on at least 24 hours notice prior to the date of meeting. Such notice shall specify the place, date and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called. At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a special or regular meeting, signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.

     SECTION 3.13. QUORUM AND ORGANIZATION OF MEETINGS. At all meetings of the Board of Directors, a majority shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specially provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at the meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver other than an announcement at the meeting, until a quorum shall be present. Meetings shall be presided over by the Chairman of the Board, if any, or, in his absence, by the Vice Chairman, if any, or, in the absence of both, the President. The Secretary of the Corporation shall act as secretary of the meeting, but, in his absence, the, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 3.14. ACTION BY UNANIMOUS CONSENT. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 3.15. TELEPHONIC PARTICIPATION. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 3.16. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the power or authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 3.17. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     SECTION 3.18. COMPENSATION OF DIRECTORS. No stated salary shall be paid directors as such for their services, but by resolution of the Board of Directors, a fixed sum may be allowed for attendance at regular or special meetings of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. The Corporation may reimburse directors for out-of-pocket expenses for attendance at regular or special meetings of the Board of Directors.

     SECTION 3.19. BOOKS AND RECORDS. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside the State of Delaware, at such place or places as they may from time to time determine.

     SECTION 3.20. REPORT OF FINANCIAL CONDITION. At least once in each year, the directors shall make a complete and detailed report of the financial condition of the Corporation to its Stockholders, which report shall be filed with the Chief Financial Officer and shall be subject to inspection by the Stockholders.

     SECTION 3.21. CLOSING OF STOCK TRANSFER BOOKS. The directors may close the stock transfer books for a period not exceeding twenty (20) days prior to Stockholders' meetings or payment of dividends or for such other reasons as they may see fit.

                                     ARTICLE IV
                                      NOTICES

     SECTION 4.1. METHOD. Whenever, unless the provisions of any statutes or of the Certificate of Incorporation or of these Bylaws provide otherwise, notice is required to be given to any director or stockholder, it shall be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to the custody of a commercial courier service. Notice to directors may also be given by telephone or facsimile. Any notice required or permitted to given by facsimile, telegram or other means of immediate communication shall be deemed to be given at the time of actual delivery. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited, postage prepaid, in the United States mail as aforesaid.

     SECTION 4.2. WAIVER. Whenever any notice is required to be given under the provisions of any statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                     ARTICLE V
                                      OFFICERS

     SECTION 5.1. GENERAL. The officers of the Corporation shall be appointed by the Board and shall be a Chairman of the Board, a President, a Treasurer and a Secretary. The Board of Directors may also appoint one or more Vice Presidents, with or without such descriptive titles as the Board shall deem appropriate, a Chief Financial Officer, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and such other officers and agents as the Board of Directors may determine. Any two (2) or more offices may be held by the same person, except that there shall always be two (2) persons who hold offices which entitle them to sign instruments and stock certificates.

     SECTION 5.2. ELECTION. The officers of the Corporation shall be chosen by the Board of Directors. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. It shall not be necessary for any officer to be a director, and any number of offices may be held by the same person.

     SECTION 5.3. ABSENCE. In the event of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

     SECTION 5.4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside, when present, at all meetings of Stockholders and the Board. To the extent permitted by applicable law, upon resolution adopted by the Board, the Chairman of the Board may possess the same powers as the President to execute contracts, certificates and other instruments of the Corporation which may be authorized by the Board. During the absence or disability of the President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Board or by amendment to these Bylaws.

     SECTION 5.5. PRESIDENT. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors (unless the Chairman of the Board shall attend such meeting, in which event the Chairman of the Board shall preside), shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     SECTION 5.6. VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 5.7. ASSISTANT VICE PRESIDENTS. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President, if any (or, if there be more than one, the Assistant Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of that Vice President and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer, the Chief Operating Officer or the Vice President under whose supervision he is appointed may from time to time prescribe.

     SECTION 5.8. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the same and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 5.9. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     SECTION 5.10. ASSISTANT SECRETARIES. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 5.11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall sign or countersign such instruments as require his signature and shall perform such other duties as are properly required of him. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

     SECTION 5.12. COMPENSATION. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                                     ARTICLE VI
                                   CAPITAL STOCK

     SECTION 6.1. CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President and the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided under the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 6.2. FACSIMILE SIGNATURES. The signatures of the officers upon the certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 6.3. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

     SECTION 6.4. LOST CERTIFICATES. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and, if the Corporation shall have a Transfer Agent and Registrar, may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

     SECTION 6.5. TRANSFER OF SHARES. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates of a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.
Upon the surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 6.6. FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new date for the adjourned meeting.

     SECTION 6.7. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares: (i) to receive dividends; (ii) to vote as such owner; and
(iii) to be held liable for calls and assessments. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the law.

                                     ARTICLE VII
                                   INDEMNIFICATION

     Section 7.1.  ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION.
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a stockholder, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not create, of itself, a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     Section 7.2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a stockholder, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a stockholder, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, except that the Corporation shall make no indemnification in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 7.3. DETERMINATION OF RIGHT OF INDEMNIFICATION. The Corporation shall indemnify a person under Section 7.1 or Section 7.2 (unless ordered by a court order) only upon a determination in the specific case that the director, officer, employee or agent has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2. Such determination shall be made by: (i) the Board of Directors, by a majority vote of a quorum of directors not a party to the action, suit or proceeding; (ii) absent a quorum or at the direction of a quorum of disinterested directors, independent legal counsel, by a written opinion; or (iii) the stockholders of the Corporation.

     Section 7.4. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article VII, to the extent that a stockholder, director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or Section 7.2 of these Bylaws, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees) which he actually and reasonably has incurred in connection therewith.

     Section 7.5. ADVANCE OF EXPENSES. Expenses incurred by any person who may have a right of indemnification under this Article VII in defending an action or proceeding may be paid in advance of the final disposition of such action or proceeding upon specific authorization by the Board and upon his delivery to the Board of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified under this Article VII.

     Section 7.6. OTHER RIGHTS AND REMEDIES. The indemnification provided by this Article VII shall not be deemed exclusive and is declared expressly to be nonexclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office. In addition, the indemnification, provided by this Article VII shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7.7. INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a stockholder, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article VII.

     Section 7.8. CONSTITUENT CORPORATIONS. For the purposes of this Article VII, references to "the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its existence had continued.

     Section 7.9. OTHER INSURANCE. The Corporation shall reduce the amount of the indemnification of any person pursuant to the provisions of this Article VII by the amount which such person collects as indemnification: (i) under any policy of insurance which the Corporation purchased and maintained on his behalf; or (ii) from another corporation, partnership, joint venture, trust or other enterprise.

                                    ARTICLE VIII
                                 GENERAL PROVISIONS

     SECTION 8.1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors as and when they deem expedient at any regular or special meeting, out of funds legally available thereof pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 8.2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 8.3. CHECKS. All checks or demands for money, notes or other evidence of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate by resolution.

     SECTION 8.4. EXECUTION OF PROXIES. The Chairman of the Board or the President, or in the absence or disability of the Chairman of the Board and the President, a Vice President, may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation or authorize the execution of consents to action taken or to be taken by such other corporation. All such proxies and consents shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary.

                                     ARTICLE IX
                                     AMENDMENTS

     These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted by the Board of Directors. The stockholders of the Corporation may not adopt, amend or repeal these Bylaws other than by the affirmative vote of more than two-thirds (2/3) of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation, voting together as a single class.

      IN WITNESS WHEREOF, these Bylaws, having been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, have been executed this 27th day of April, 1998.

                                       HORIZON PHARMACIES, INC.


                                       By: /s/ RICKY D. McCORD
                                          -----------------------------------
                                           Ricky D. McCord, President










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